UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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KATY INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KATY INDUSTRIES, INC.
305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(314) 656-4321

April 23, 2010

Dear Stockholders:

You are cordially invited to attend the 2010 annual meeting of stockholders of Katy Industries, Inc. (the “Company” or “Katy”), which will be held at 9:00 a.m. local time on Wednesday, June 9, 2010, at the Holiday Inn Mount Kisco, located at One Holiday Inn Drive, Mount Kisco, New York.

The principal business of the annual meeting will be (i) the election of four Class I directors, and (ii) the ratification of the appointment by the Company’s Audit Committee of the Board of Directors of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.  We will also review our results for the past fiscal year and report on significant aspects of our operations during the first quarter of 2010.

It is important that your shares are represented at the annual meeting.  If you do not attend the annual meeting, you may vote your shares by mail by signing and returning the enclosed proxy card.  Whether or not you plan to attend the annual meeting, we encourage you to vote by executing and returning the enclosed proxy card so that your shares will be voted at the annual meeting.  If you decide to attend the annual meeting, you may revoke your proxy and personally cast your vote.

Thank you, and we look forward to seeing you at the annual meeting or receiving your proxy vote.

                                              Sincerely yours,

                                              William F. Andrews
                                              Chairman of the Board of Directors

KATY INDUSTRIES, INC.
305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(314) 656-4321

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Katy Industries, Inc.:

We are holding the annual meeting of stockholders of Katy Industries, Inc. (“Katy”) on June 9, 2010 at 9:00 a.m. local time.  The meeting will be held at the Holiday Inn Mount Kisco, located at One Holiday Inn Drive, Mount Kisco, New York.  The meeting is called for the following purpose:

1.	To elect four Class I directors for a two-year term;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of UHY LLP as Katy’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

The Proxy Statement that we are delivering with this notice contains important information concerning the proposals to be considered at the annual meeting.  You will be entitled to vote at the annual meeting if you were a stockholder of Katy at the close of business on April 16, 2010.

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT.

PLEASE INDICATE YOUR VOTE ON THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE MEETING.

IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                              By Order of the Board of Directors

                                              James W. Shaffer
                                              Secretary

Bridgeton, Missouri
April 23, 2010

KATY INDUSTRIES, INC.
305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(314) 656-4321

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held June 9, 2010

INFORMATION ABOUT THE ANNUAL STOCKHOLDERS MEETING

The 2010 annual meeting of stockholders of Katy Industries, Inc. (the “Company” or “Katy”) will be held at 9:00 a.m. local time on June 9, 2010 at the Holiday Inn Mount Kisco, located at One Holiday Inn Drive, Mount Kisco, New York.

This Proxy Statement is furnished by and on behalf of the board of directors (the “Board of Directors”) of Katy in connection with the Company’s solicitation of proxies for use at the annual meeting and at any adjournments or postponements thereof.  This Proxy Statement includes information that Katy is required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and is intended to assist you in voting your shares.  On or about May 7, 2010, Katy will begin mailing this Proxy Statement and the enclosed proxy card to all people who, according to our stockholder records, owned shares of the Company’s common stock at the close of business on April 16, 2010 (the “Record Date”).  As of the Record Date, there were 7,951,176 shares of our common stock issued and outstanding.

The cost of soliciting proxies will be paid by the Company. The Company has retained Morrow & Co., LLC to aid in the solicitation at a fee of $3,500 plus reasonable out-of-pocket expenses.  Katy’s directors, officers and employees may request proxies in person or by telephone, mail, facsimile or letter.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 9, 2010:  This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.katyindustries.com/financial/annualreport.html.

VOTING

 RECORD HOLDERS

You may own common stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares are registered directly in your name, we are sending these proxy materials directly to you.  If the record holder of your shares is a nominee, you will receive proxy materials from such record holder.

 VOTING SHARES AND REVOCABILITY OF PROXIES

You are entitled to one vote at the annual meeting for each share of Katy’s common stock that you owned of record at the close of business on the Record Date.  The number of shares you own (and may vote) is listed on the enclosed proxy card.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting.

If you are the record holder, you may vote your shares of common stock at the annual meeting in person or by proxy.  To vote in person, you must attend the annual meeting and obtain and submit a ballot.  Katy will provide you with a ballot at the annual meeting.  To vote by proxy, you must complete and return the enclosed proxy card.  By completing and returning (and not revoking) the enclosed proxy card, you will be directing the representatives designated on the proxy card to vote your shares at the annual meeting in accordance with the instructions you give on the proxy card.  Your proxy card will be valid only if you sign, date and return it before the annual meeting.  The submission of a signed proxy will not affect your right to attend and vote in person at the annual meeting.

IF YOU COMPLETE THE PROXY CARD EXCEPT FOR THE VOTING INSTRUCTIONS, THEN YOUR SHARES WILL BE VOTED “FOR” THE BOARD OF DIRECTORS’ RECOMMENDATIONS SET FORTH IN THIS PROXY STATEMENT.

You may revoke your proxy at any time before it is voted by any of the following means:

-
Notifying the Secretary of Katy in writing addressed to our principal corporate offices at Katy Industries, Inc., 305 Rock Industrial Park Drive, Bridgeton, Missouri 63044, that you wish to revoke your proxy.

-	Submitting a proxy bearing a later date than your original proxy.

-
Attending the annual meeting and voting in person.  Merely attending the annual meeting will not by itself revoke a proxy; you must vote your shares of common stock at the annual meeting to revoke the proxy.

If your common stock is held by a broker, bank or other nominee, you will receive instructions from such nominee that you must follow in order to have your shares voted.  If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of common stock on April 16, 2010.

The Board of Directors does not expect any matter other than the proposals discussed in this Proxy Statement to be presented at the annual meeting.  However, if any other matter properly comes before the annual meeting, executed and returned proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of Katy and its stockholders.

QUORUM AND VOTES REQUIRED FOR APPROVAL

The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock will constitute a quorum for the annual meeting.  For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the annual meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote and they count toward the quorum.  In addition, all shares held by brokers or nominees that are present and entitled to be voted on any matter to be voted on at the meeting are counted toward the presence of a quorum, regardless of whether such shares are actually voted.

Each share of common stock is entitled to one vote on each matter to come before the annual meeting.  With regard to the election of directors, you may vote for a candidate or withhold your vote.  Directors will be elected by a plurality of the votes of the shares of common stock entitled to vote and present in person or represented by proxy at a meeting where a quorum is present.  Under “plurality” voting, the nominees who receive the largest number of votes cast in favor of their election will be elected as directors, up to the maximum number of directors to be elected at the annual meeting.  Consequently, under Delaware law and the Company’s certificate of incorporation and bylaws, abstentions will have no effect on the election of directors.

If a quorum is present, the approval of the proposal ratifying the appointment of UHY LLP requires the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the annual meeting.  With respect to this matter, a stockholder may (i) vote “For” the matter, (ii) vote “Against” the matter, or (iii) “Abstain” from voting on the matter.  Under Delaware law and the Company’s certificate of incorporation and bylaws, an abstention from voting on this proposal has the same effect as a vote against such matter.

Under rules of self-regulatory organizations governing brokers, brokers holding shares of record for customers generally are entitled to vote on routine matters without voting instructions from their customers.  The ratification of the appointment of UHY LLP is considered a routine matter.  On non-routine matters, including the election of the board of directors, shares held by your broker will not be voted absent specific instructions from you, which means your shares may go unvoted and not affect the outcome if you do not specify your vote.  If a broker does not receive voting instructions from a customer on non-routine matters and accordingly does not vote on these matters, this is called a broker non-vote.  Broker non-votes will be counted for the purposes of establishing a quorum to conduct business at the meeting and are not counted as votes cast.

PROPOSAL 1 – ELECTION OF DIRECTORS

Katy’s business is managed under the direction of its Board of Directors.  There are currently nine directors, divided into two classes serving staggered terms.  The classes are as nearly equal in number as possible with four Class I directors, elected to two-year terms at the 2008 annual meeting, and five Class II directors, elected to two-year terms at the 2009 annual meeting.  Stockholders will elect four Class I directors at this year’s annual meeting to serve for a two-year term ending at the time of the 2012 annual meeting.

The Board of Directors has nominated the following nominees for election as Class I directors to the Board of Directors, each to serve until the 2012 annual meeting or until his successor is duly elected and qualified or until his death, resignation or removal:

Robert M. Baratta
Daniel B. Carroll
Wallace E. Carroll, Jr.
David J. Feldman

All of the nominees are current directors of the Company and have indicated their willingness to serve as directors.  The five Class II directors of Katy are:  Christopher W. Anderson, William F. Andrews, Samuel P. Frieder, Christopher Lacovara, and Shant Mardirossian.  The Class II directors are not up for re-election at the annual meeting, as their terms do not expire until the time of the 2011 annual meeting.

The Board of Directors has determined that all of our current directors are qualified to serve as directors of the Company.  In addition to the specific business experience listed below, each of our directors has the tangible and intangible skills and attributes which we believe are required to be an effective director of the Company, including experience at senior levels in areas of expertise helpful to the Company, a willingness and commitment to assume the responsibilities required of a director of the Company and the character and integrity we expect of our directors.

 RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF ITS NOMINEES.  IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE ON THE BOARD OF DIRECTORS FOR ANY REASON, YOUR PROXY WILL BE VOTED FOR A PERSON OR PERSONS TO BE SELECTED BY THE BOARD OF DIRECTORS.  PROXIES CANNOT BE VOTED FOR A NUMBER OF NOMINEES GREATER THAN THE NUMBER OF CLASS I DIRECTORS.

INFORMATION CONCERNING NOMINEES STANDING FOR ELECTION – CLASS I DIRECTORS

The following table shows information about the nominees for election to Katy’s Board of Directors as Class I directors, each of whom currently serves as a Class I director:

Name	Age	Principal Occupation and Business Experience	Other Directorships During the Past Five Years	Period of Service as Katy Director

Robert M. Baratta	80	2001 to Present: Director of Katy	None	2001 to Present
We believe Mr. Baratta’s qualifications to serve on our Board of Directors include his experience managing manufacturing companies, including his prior role as our CEO.

Daniel B. Carroll (1)	74
2003 to Present:  Private Investor
1994 to Present:  Partner of Newgrange L.P., a components supplier to the global footwear industry
1985 to Present:  Member and Manager of ATP Manufacturing, LLC, a manufacturer of molded polyurethane components

		None	1994 to Present
We believe Mr. Carroll’s qualifications to serve on our Board of Directors include his experience in managing manufacturing companies, including manufacturers of metals and plastics.

Wallace E. Carroll, Jr. (1)	72	2005 to Present: Private Investor 1992 to 2005: Chairman of CRL, Inc., a diversified holding company	None	1991 to Present
We believe Mr. Carroll’s qualifications to serve on our Board of Directors include his finance and investment experience, his experience in starting and managing companies and his experience on other corporate boards.

David J. Feldman	51
2008 to Present:  Chief Executive Officer, President, and a Director of Katy
2007 to 2008:  President and Chief Operating Officer of Airserv Corporation, a service provider to the U.S. aviation industry
2006 to 2007:  Private Investor
2002 to 2006:  President of Cooper Lighting, a division of Cooper Industries, Inc., a manufacturer of electrical products

		Super Vision International, Inc.	2008 to Present
We believe Mr. Feldman’s qualifications to serve on our Board of Directors include his position as our Chief Executive Officer and his extensive experience in the manufacturing industry.

(1)           Daniel B. Carroll and Wallace E. Carroll, Jr. are first cousins.

INFORMATION CONCERNING DIRECTORS NOT STANDING FOR ELECTION – CLASS II DIRECTORS

The following directors were elected to a two-year term at the 2009 annual meeting, and are not nominees for re-election at the 2010 annual meeting:

Name	Age	Principal Occupation and Business Experience	Other Directorships During the Past Five Years	Period of Service as Katy Director

Christopher W. Anderson	35	2005 to Present: Partner of Kohlberg & Co., L.L.C., a U.S. private equity firm 1998 to 2005: Associate at Kohlberg & Co., L.L.C.	None	2001 to Present
We believe Mr. Anderson’s qualifications to serve on our Board of Directors include his significant experience in equity financing, including extensive experience in the private equity industry, and strategy experience with other manufacturing companies, particularly in the areas of financial and business analysis and corporate business planning.

William F. Andrews	78
2004 to Present: Chairman of Singer Worldwide, a leading seller of consumer and artisan sewing machines
2001 to Present:  Chairman of Katy
2001 to 2005:  Chairman of Allied Aerospace Industries, Inc., an aerospace and defense engineering firm and provider of comprehensive aerospace and defense products and services
2000 to Present:  Chairman of Corrections Corp. of America, a private sector provider of detention and correction services
1997 to Present:  Consultant with Kohlberg & Co., L.L.C., a U.S. private equity firm

		Black Box Corporation TREX Corp. O’Charley’s Inc.	1991 to Present
We believe Mr. Andrews’ qualifications to serve on our Board of Directors include his experience as Chairman of seven public companies and board member of more than twenty public companies.

Samuel P. Frieder	45	2006 to Present: Co-Managing Partner of Kohlberg & Co., L.L.C., a U.S. private equity firm 1989 to 2006: Associate and Principal of Kohlberg & Co., L.L.C.	Advanced Glassfiber Yarns, LLC Stanadyne Corporation Kohlberg Capital Corporation BioScrip, Inc.	2001 to Present
We believe Mr. Frieder’s qualifications to serve on our Board of Directors include his significant experience in the private equity industry, particularly in the areas of corporate finance and governance, business development, evaluation and oversight, and financial analysis.

Name	Age	Principal Occupation and Business Experience	Other Directorships During the Past Five Years	Period of Service as Katy Director

Christopher Lacovara	45	2006 to Present: Co-Managing Partner of Kohlberg & Co., L.L.C., a U.S. private equity firm 1988 to 2006: Associate and Principal of Kohlberg & Co., L.L.C.	Schawk, Inc. Stanadyne Corporation Kohlberg Capital Corporation	2001 to Present
We believe Mr. Lacovara’s qualifications to serve on our Board of Directors include his significant experience in equity financing, including extensive experience in the private equity industry, and strategy experience with other manufacturing companies, particularly in the areas of financial and business analysis and corporate business planning.

Shant Mardirossian	42	2005 to Present: Partner and CFO of Kohlberg & Co., L.L.C., a U.S. private equity firm 1999 to 2005: CFO of Kohlberg & Co., L.L.C.	None	2007 to Present
We believe Mr. Mardirossian’s qualifications to serve on our Board of Directors include his significant experience in finance and accounting, including extensive experience in the private equity industry, and strategy experience with other manufacturing companies.

 BOARD OF DIRECTORS STRUCTURE

The Board of Directors met six times during 2009.  Each director attended at least 75% of the meetings of the Board of Directors and each committee of which he was a member in 2009.  The non-management directors meet in executive session without members of management present at every regular Board of Directors meeting.  At these meetings, the presiding director rotates through each non-management director based on the alphabetical order of the directors’ last names.  The Board of Directors has not adopted a formal policy regarding director attendance at annual meetings of the stockholders, but encourages such attendance.  All nine directors attended the 2009 annual meeting.

Katy’s bylaws provide for an Executive Committee to which the Board of Directors has assigned all powers delegable by law.  The Board of Directors also has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which is a standing committee of the Board of Directors.  All of the members of these three standing committees are independent within the meaning of SEC regulations (as applicable) and the listing standards of the New York Stock Exchange (“NYSE”).  While we are not a listed company on the NYSE, we have elected to comply with the corporate governance listing requirements of the NYSE as a matter of good corporate governance.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

We separate the roles of CEO and Chairman of the Board of Directors in recognition of the differences between the two roles.  The CEO is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the CEO and sets the agenda for Board of Directors meetings and presides over meetings of the full Board of Directors. Our CEO serves on our Board of Directors, which we believe helps the CEO serve as a bridge between management and the Board of Directors, ensuring that both groups act with a common purpose.  We believe that the CEO’s presence on the Board of Directors enhances his ability to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions by the Board of Directors.

THE ROLE OF THE BOARD OF DIRECTORS IN RISK OVERSIGHT

The role of the Board of Directors in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk, including operational, financial, legal and regulatory, and strategic and reputational risks.  The Board of Directors (or the appropriate committee) receives these reports from senior management to enable it to understand our risk identification, risk management and risk mitigation strategies.  When a committee receives such a report, the chairman of the relevant committee reports on the discussion to the full Board of Directors at the next meeting of the Board of Directors.  This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.  As part of its charter, the Audit Committee discusses our policies with respect to risk assessment and risk management.

BOARD OF DIRECTORS COMMITTEES

Executive Committee

The Executive Committee presently consists of Christopher Lacovara, Christopher W. Anderson and David J. Feldman.  The Executive Committee met informally through numerous telephone conferences at intervals between meetings of the full Board of Directors, and acted by unanimous consent without formal meetings.

Audit Committee

The Audit Committee consists of Daniel B. Carroll (Chairman), Christopher Lacovara and William F. Andrews, each of whom the Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and the Company’s Corporate Governance Guidelines.  The Committee’s Charter provides that the Committee’s primary function remains review and oversight of: (A) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information), as well as any financial information and earnings guidance provided to analysts and rating agencies; (E) the Company’s compliance with laws and regulations; and (F) maintenance of an effective and efficient audit of the Company’s annual financial statements by a qualified and independent auditor.

The Audit Committee met four times during 2009.  The Board of Directors has determined that each of the members of the Committee is qualified to serve on the Audit Committee in accordance with the criteria specified in rules issued by the SEC and the NYSE.  The Board of Directors has determined that Mr. Lacovara, a member of the Audit Committee, qualifies as an “audit committee financial expert” as that term is defined by SEC rules.  As mentioned above, the Board of Directors has determined that Mr. Lacovara qualifies as an independent director under the NYSE listing standards.

The Audit Committee’s Charter is posted on the Company’s website, at www.katyindustries.com.

Compensation Committee

The Compensation Committee consists of Wallace E. Carroll, Jr. (Chairman), Christopher Lacovara and Christopher W. Anderson.  This Committee, which has the primary responsibility for developing and overseeing the implementation of the Company’s philosophy with respect to the compensation of executive officers and directors, met two times during 2009.  The Compensation Committee is appointed by the Board of Directors to discharge the Board of Directors’ responsibilities relating to compensation of the Company’s directors and officers.  The Committee has overall responsibility for designing, approving and evaluating the director and officer compensation plans, policies and programs of the Company, including without limitation any annual and long-term incentive plans, as set forth in the Committee’s Charter.  The Committee makes decisions on executive officer compensation and reports its decisions to the Board of Directors.  It also seeks the Board of Directors’ approval on the Chief Executive Officer’s compensation.  See the section of this Proxy Statement entitled “Executive Compensation – Overview” for a further discussion of the Company’s compensation practices and philosophy.

The Compensation Committee’s Charter is posted on the Company’s website, at www.katyindustries.com.

Nominating and Governance Committee

The Nominating and Governance Committee consists of Samuel P. Frieder (Chairman), William F. Andrews and Daniel B. Carroll.  This Committee met four times during 2009.  The Nominating and Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of Katy’s Corporate Governance Guidelines, and sets and reviews policies and procedures in place throughout various disciplines within the Company to ensure high ethical standards are practiced.  In addition, the Committee makes recommendations to the Board of Directors regarding candidates for the Board of Directors.  The Committee reports its findings and recommendations to the Board of Directors.

The Nominating and Governance Committee’s Charter is posted on the Company’s website, at www.katyindustries.com.

The entire Board of Directors considers and selects nominees for directors on the basis of recommendations from the Nominating and Governance Committee.  The Nominating and Governance Committee considers candidates for Board of Directors membership suggested by its members and other Board of Directors members, as well as management.  Additionally, subject to compliance with the requirements of our bylaws, the Nominating and Governance Committee will consider nominations from stockholders.  The Committee has not established specific minimum qualifications, or specific qualities or skills, for directors.  Rather, the Committee recommends candidates based on its overall assessment of their skills and qualifications, and the composition of the Board of Directors as a whole.

Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.  The preliminary determination is based primarily on the need for additional Board of Directors members to fill vacancies or expand the size of the Board of Directors and the evaluation of the prospective nominee, based on the following factors:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•
the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	the extent to which the prospective nominee contributes to the range of talent, skill, diversity and expertise appropriate for the Board of Directors.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.  In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone.  After completing this evaluation and interview, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Committee.

Pursuant to the advance notice provision of Katy’s bylaws, stockholder nominations for directors must be received by Katy not less than 50 days or more than 90 days before the annual meeting, provided that if less than 60 days’ notice or prior disclosure of the date of the meeting is given or made to stockholders, such stockholder proposal or nomination may be received as late as the tenth day following the day on which such notice was mailed or public disclosure was made.  Any nominations for directors made by stockholders must include the following information regarding the nominee: name; age; business address; residence address; principal occupation or employment; class and number of shares of Katy beneficially owned; and any other information required to be disclosed in a proxy solicitation for the election of directors.  Additionally, the stockholder making such nomination must provide his or her name and address, and the number of shares of the Company’s common stock beneficially owned by such stockholder.  No person is eligible for election as a director of the Company unless he or she is nominated (i) by the Board of Directors or (ii) in accordance with the foregoing requirements.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by the Board of Directors meet or exceed the standards adopted by the New York Stock Exchange even though the Company is currently listed on the Over-the-Counter Bulletin Board (“OTC BB”), which does not have any required corporate governance standards.  The full text of the Corporate Governance Guidelines can be found in the Corporate Governance section of the Company’s website at www.katyindustries.com.

Director Independence

Pursuant to the Company’s Corporate Governance Guidelines, the Board of Directors, assisted by the Nominating and Governance Committee, undertook its annual review of director independence in August 2009.  During this review, the Board of Directors considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates.  The Board of Directors also considered transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates.  The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board of Directors has affirmatively determined that each director is “independent” of the Company and its management as defined in the NYSE listing standards, with the exception of David J. Feldman.  Mr. Feldman is considered not to be independent because of his employment as a senior executive of the Company.

Certain Relationships and Related Transactions

The charter of the Company’s Audit Committee requires that the Audit Committee review and discuss with management and the independent auditors any related-party transactions or other courses of dealing with parties related to Katy which are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent, third-parties and which are relevant to an understanding of Katy’s financial statements.

During 2009, Katy paid Kohlberg & Co., LLC (“Kohlberg”) $500,000 for ongoing management advisory services.  Katy expects to incur $500,000 per year for these services, as outlined in the Recapitalization Agreement of June 2, 2001.  Samuel P. Frieder and Christopher Lacovara are Co-Managing Partners of Kohlberg.  Christopher W. Anderson and Shant Mardirossian are Partners of Kohlberg.  William F. Andrews, Chairman of the Board of Directors, is a consultant, or “Operating Principal,” with Kohlberg.

                               Code of Ethics

Katy has adopted a Code of Business Conduct and Ethics for directors, executive officers and employees.  A copy of the Code of Business Conduct and Ethics is available on Katy’s website at www.katyindustries.com.

 DIRECTOR COMPENSATION

The following table summarizes the compensation for service to the Board of Directors and its committees during 2009 for directors who are not employed by Katy or its subsidiaries.

	Fees Earned or Paid in Cash	Option Awards	Total
Name	($)	($)(1)(2)	($)

Christopher W. Anderson	$-	$-	$-
William F. Andrews	$-	$-	$-
Robert M. Baratta	$22,420	$1,620	$24,040
Daniel B. Carroll	$36,420	$1,620	$38,040
Wallace E. Carroll, Jr.	$32,920	$1,620	$34,540
Samuel P. Frieder	$-	$-	$-
Christopher Lacovara	$-	$-	$-
Shant Mardirossian	$-	$-	$-

(1)
The value of the awards, stock appreciation rights, shown in the table represents the aggregate grant date fair value of awards granted during a year calculated in accordance with FASB ASC Topic 718.  For a discussion of valuation assumptions, see Note 2 to the Company’s consolidated financial statements included in the 2009 Annual Report on Form 10-K.

(2)	As of December 31, 2009, the directors held options and SARs to acquire shares granted to them under the Company’s stock-based compensation plans as follows:

Name	No. of Options	No. of SARs

William F. Andrews	2,000	-
Robert M. Baratta	16,000	16,250	*
Daniel B. Carroll	19,000	8,000
Wallace E. Carroll, Jr.	19,000	8,000

*              Of the 16,000 options held by Robert M. Baratta as of December 31, 2009, 8,000 expired on February 26, 2010.

For 2009, directors who were not employed by Katy or its subsidiaries or Kohlberg received:  (i) an annual retainer of $10,000; (ii) an annual stock appreciation right (“SAR”) grant of 2,000 stock appreciation rights under the Stand-Alone Stock Appreciation Rights Agreement (see below); (iii) the cash equivalent of 2,000 shares of the Company’s common stock at the closing price the day prior to the annual meeting; and (iv) $2,500 for attending personally, $1,000 for attending telephonically, each meeting of the Board of Directors.  This group of directors also received in 2009:  (i) an annual retainer of $6,000 if they chaired the Compensation Committee or the Audit Committee, and (ii) $1,000 for attending personally, $500 for attending telephonically, each meeting of a Board of Directors committee.  The director compensation arrangement described in this paragraph is Katy’s standing arrangement for 2010.  Class II directors and those directors that are also officers do not receive the compensation described in this section for their service on the Board of Directors.

Under the Katy Industries, Inc. Stand-Alone Stock Appreciation Rights Agreement (the “Stand-Alone Stock Appreciation Rights Agreement”), each non-employee director who is not a Class II director receives an annual SAR grant of 2,000 SARs at the annual meeting date of the Board of Directors.  The initial value is the fair market value on the date of grant.  The director may exercise these SARs at any time during the ten year period from the date of grant.

Directors receiving compensation for their services may also participate in the Directors’ Deferred Compensation Plan which became effective June 1, 1995 (the “Directors’ Deferred Compensation Plan”).  Under this Plan, a director may defer directors’ fees, retainers and other compensation paid for services as a director until the later of the director’s attainment of age 62 or ceasing to be a director.  Each director has 30 days before the beginning of a Plan Year (as defined in the Directors’ Deferred Compensation Plan) in which to elect to participate in the Directors’ Deferred Compensation Plan.  Directors may invest these amounts in one or more investment alternatives offered by Katy.  Directors may elect to receive distributions of deferred amounts in a lump sum or five annual installments.  Currently no directors are participating in this plan.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of the Audit Committee, has approved the selection of UHY LLP as the independent registered public accounting firm to audit the financial statements of Katy and its subsidiaries for the fiscal year ending December 31, 2010, and to perform such other appropriate auditing services as may be required by the Board of Directors and approved by the Audit Committee.  The Board of Directors recommends that the stockholders vote in favor of ratifying the selection of UHY LLP for the purposes set forth above.  UHY LLP, an independent registered public accounting firm, audited the financial statements of the Company for the fiscal year ended December 31, 2009.  UHY LLP has advised the Company that they are an independent registered public accounting firm with respect to the Company, within the meaning of standards established by the Public Company Accounting Oversight Board, the Independence Standards Board, and federal securities laws administered by the SEC.

The firm of UHY LLP acts as our principal independent registered public accounting firm.  UHY LLP personnel work under the direct control of UHY LLP partners and are leased from wholly-owned subsidiaries of UHY Advisors, Inc. in an alternative practice structure.

UHY LLP billed Katy for audit services and certain other professional services related to the audits for the fiscal years ended December 31, 2009 and 2008.  These amounts are divided into the following four categories, and are detailed below.

	2009	2008

Audit Fees	$315,769	$292,376
Audit-Related Fees	3,881	10,125
Tax Fees	-	-
All Other Fees	-	-

Total	$319,650	$302,501

Audit Fees

Fees for professional services rendered by UHY LLP for the audit of the Company’s annual financial statements for 2009 were $315,769, all of which had been billed through the Record Date.

UHY LLP billed the Company $292,376 for the audit of the Company’s annual financial statements for 2008.

Audit-Related Fees

Fees for audit-related services rendered by UHY LLP for 2009 were $3,881, all of which had been billed through the Record Date.  Audit-related fees in 2009 were for services rendered by UHY LLP in connection with our plan to deregister our common stock under the Securities and Exchange Act of 1934, as amended, which was subsequently abandoned.

UHY LLP billed the Company $10,125 of audit-related fees in 2008.  Audit-related fees in 2008 were for services rendered by UHY LLP in connection with (i) our plan to deregister our common stock under the Securities and Exchange Act of 1934, as amended, which was subsequently abandoned, and (ii) our response to a comment letter received from the SEC.

Tax Fees

There were no fees billed to the Company by UHY LLP for tax compliance and advisory services in 2009 or 2008.

All Other Fees

There were no fees billed to the Company by UHY LLP for all other services in 2009 or 2008.

APPROVAL OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S SERVICES

The Audit Committee has adopted pre-approval policies and procedures for audit and permissible non-audit procedures provided by all auditors (including our independent registered public accounting firm), consistent with the requirements of SEC regulations.  The policy provides that all audit and non-audit services provided by all auditors must be individually pre-approved by the Audit Committee.  In determining whether to pre-approve services, the Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence.  The Audit Committee delegates to its members the authority to address any requests for pre-approval of services between Audit Committee meetings.  Any pre-approval determination by a member of the committee must be reported to the Audit Committee at its next scheduled meeting.  There is no delegation of the Audit Committee’s pre-approval authority to management.  Requests or applications to provide services that require pre-approval by the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.  All of the services provided by Katy’s independent registered public accounting firm listed in the table above were approved pursuant to Katy’s pre-approval policies and procedures.

REQUIRED VOTE

Approval of this proposal to ratify the appointment of UHY LLP requires the affirmative vote by the majority of the outstanding shares of common stock present, in person or by proxy, at the annual meeting.

Although the ratification of the independent registered public accounting firm is not required to be submitted to a vote of the stockholders, the Company believes that such ratification should be presented as a matter of good corporate practice.  Notwithstanding stockholder approval of the ratification of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit Committee believes that such a change would be in the best interest of Katy and its stockholders.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to appoint UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL 2.

INFORMATION ABOUT KATY STOCK OWNERSHIP

 OUTSTANDING SHARES

The only outstanding class of Katy voting securities is its common stock.  As of the Record Date, there were 7,951,176 shares of common stock outstanding and 651,334 options to acquire shares of common stock exercisable within the next 60 days.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table and accompanying footnotes set forth information concerning the beneficial ownership of Katy’s issued and outstanding common stock by those persons or entities known by management of Katy to own beneficially more than 5% of Katy’s issued and outstanding common stock.  Except as otherwise indicated in the footnotes below, such information is provided as of the Record Date.  According to rules adopted by the SEC, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or similar right, the conversion of a security or otherwise.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Notes	Percent of Class
Wallace E. Carroll, Jr. and the WEC Jr. Trusts c/o CRL, Inc. 7505 Village Square Drive, Suite 200 Castle Rock, CO 80108	3,108,149	(1)	39.0%

Amelia M. Carroll and the WEC Jr. Trusts c/o CRL, Inc. 7505 Village Square Drive, Suite 200 Castle Rock, CO 80108	3,108,149	(2)	39.0%

David J. Feldman	500,000	(3)	5.9%
305 Rock Industrial Park Drive
Bridgeton, MO 63044

Dimensional Fund Advisors LP Palisades West Building One 6300 Bee Cave Road Austin, TX 78746	427,999	(4)	5.4%

Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisers, Inc. One Corporate Center Rye, NY 10580-1435	2,432,387	(5)	30.6%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Notes	Percent of Class
Bedford Oak Advisors, LLC	598,485	(6)	7.5%
100 South Bedford Road
Mount Kisco, NY 10549
KKTY Holding Company, LLC 111 Radio Circle Mount Kisco, NY 10549	18,859,183	(7)	70.3%

(1)           Wallace E. Carroll, Jr. directly holds 171,839 shares and options to acquire 19,000 shares.  He is a trustee of trusts for his and his descendants’ benefit (the “WEC Jr. Trusts”) which collectively hold 804,635 shares.  He and certain of the WEC Jr. Trusts own all the outstanding shares of CRL, Inc. which holds 2,071,036 shares.  He is also a trustee of the Wallace Foundation which holds 32,910 shares.  Wallace E. Carroll, Jr. also beneficially owns 8,729 shares directly owned by his wife, Amelia M. Carroll.  Amounts shown for Wallace E. Carroll, Jr. and Amelia M. Carroll reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

(2)           Amelia M. Carroll holds 8,729 shares directly.  She is a trustee of the WEC Jr. Trusts which collectively own 804,635 shares, and the Wallace Foundation which holds 32,910 shares.  Wallace E. Carroll, Jr., her husband, and certain of the WEC Jr. Trusts, of which she is a trustee, own all the outstanding shares of CRL, Inc., which holds 2,071,036 shares.  Amelia M. Carroll also beneficially owns 171,839 shares and options to acquire 19,000 shares directly owned by her husband.  Amounts shown for Amelia M. Carroll and Wallace E. Carroll, Jr. reflect multiple counting of shares where more than one of them is a trustee of a particular trust and is required to report beneficial ownership of shares that these trusts hold.

(3)           David J. Feldman holds options to acquire 500,000 shares.

(4)           Information obtained from Schedule 13G dated December 31, 2009 filed by Dimensional Fund Advisors LP for the calendar year 2009.

(5)           Information obtained from Schedule 13D dated September 8, 2009, filed by GAMCO Investors, Inc. (“GBL”).  That Schedule 13D was filed by Mario Gabelli and various entities which he directly or indirectly controlled or for which he acted as chief investment officer.  The reporting persons beneficially owning the stock shown in the chart are as follows:  Gabelli Funds, LLC (“Gabelli Funds”) 875,800 shares, GAMCO Asset Management Inc. (“GAMCO”) 1,399,587 shares, and Teton Advisers, Inc. (“Teton Advisers”) 157,000 shares.  Mario Gabelli, GBL and GGCP, Inc. (“GGCP”) are all deemed to have beneficial ownership of the securities owned beneficially by each of these persons.  Each of the reporting persons has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, except that (i) GAMCO does not have the authority to vote 15,000 of the reported shares, (ii) with respect to the 415,500 shares of common stock owned by the Gabelli Small Cap Growth Fund, the 200,000 shares held by the Gabelli Value Fund, the 29,300 shares held by the Gabelli Capital Asset Fund, the 224,500 shares held by the Gabelli Asset Fund, and the 7,000 shares held by the Gabelli ABC Fund, the proxy voting committee of each fund has taken and exercises in its sole discretion the entire voting power with respect to the shares held by such funds, (iii) at any time, the proxy voting committee of each fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GBL and GGCP is indirect with respect to securities beneficially owned directly by other reporting persons.

(6)           Information obtained from Schedule 13G dated July 31, 2008 filed by Bedford Oak Partners, L.P. (“BOP”), Bedford Oak Advisors, LLC (“BOA”) and Harvey P. Eisen, in his capacity as managing member of BOA.  BOA controls 598,485 shares in its capacity as the investment manager of BOP and Bedford Oak Capital, L.P., which entities own 567,750 and 30,735 shares, respectively.  Harvey P. Eisen controls 598,485 shares in his capacity as the managing member of BOA.

(7)           KKTY Holding Company, LLC, a Delaware limited liability company, currently owns 1,131,551 shares of the Company’s convertible preferred stock, which is convertible, at the option of the holder, into 18,859,183 shares of the Company’s common stock.  KKTY Holding Company, LLC is controlled by several entities, which have Kohlberg Management IV, LLC, a Delaware limited liability company (“KMIV”), as their general partner.  Christopher W. Anderson, Samuel P. Frieder, Christopher Lacovara, and Shant Mardirossian, all of whom are members of the Board of Directors of Katy, are members of KMIV.  Each of Messrs. Anderson, Frieder, Lacovara, and Mardirossian disclaim beneficial ownership of these securities for purposes of Section 16 of the Exchange Act and any other purpose.  If the preferred shares were converted into common stock, based upon the ownership level of convertible preferred stock on the Record Date, the disclosed percentage ownerships of the Katy common stock in the above table would change as follows:

Name of Beneficial Owner	Ownership Percentage Upon Conversion

Wallace E. Carroll, Jr.	11.6%
Amelia M. Carroll	11.6%
David J. Feldman	1.8%
Dimensional Fund Advisors LP	1.6%
Gabelli Funds, GAMCO, Teton Advisers	9.1%
Bedford Oak Advisors, LLC	2.2%
KKTY Holding Company, LLC	70.3%

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Common Stock

The following table shows the number of shares of common stock beneficially owned by directors and certain executive officers and owned by directors and all executive officers as a group.  Except as otherwise indicated in the footnotes below, such information is provided as of the Record Date.  According to rules adopted by the SEC, a person is the “beneficial owner” of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise.

Name	Amount and Nature of Beneficial Ownership	Notes	Percent of Class

Christopher W. Anderson	-		-
William F. Andrews	7,000	(1)	*
Robert M. Baratta	19,935	(1)	*
Daniel B. Carroll	25,000	(1)	*
Wallace E. Carroll, Jr.	3,108,149	(1)(2)	39.0%
Edward D. Carter	41,667	(1)	*
David J. Feldman	500,000	(1)	5.9%
Samuel P. Frieder	-		-
Christopher Lacovara	-		-
Shant Mardirossian	-		-
Joseph E. Mata	20,400	(1)	*
Robert D. Redmond	41,667	(1)	*
James W. Shaffer	41,667	(1)	*

All directors and executive officers of Katy as a group (13 persons)	3,805,485	(1)(2)	44.0%

* Indicates beneficial ownership of 1% or less

(1)        Includes options to acquire the following number of shares within 60 days:

William F. Andrews	2,000
Robert M. Baratta	8,000
Daniel B. Carroll	19,000
Wallace E. Carroll, Jr.	19,000
Edward D. Carter	41,667
David J. Feldman	500,000
Joseph E. Mata	20,000
Robert D. Redmond	41,667
James W. Shaffer	41,667

(2)        Includes shares deemed beneficially owned by Wallace E. Carroll, Jr. in his capacity as trustee of certain trusts (see notes (1) and (2) under “Security Ownership of Certain Beneficial Owners.”).

Convertible Preferred Stock

Christopher W. Anderson, Samuel P. Frieder, Christopher Lacovara, and Shant Mardirossian, each of whom is a director of the Company, have membership interests in KMIV, a Delaware limited liability company.  KMIV is the general partner of several entities with ownership interests in KKTY Holding Company, LLC, which currently owns 1,131,551 shares of the Company’s convertible preferred stock, which is convertible, at the option of the holder, into 18,859,183 shares of the Company’s common stock.  KKTY Holding Company, LLC is controlled by several entities, which have KMIV as their general partner.  Each of Messrs. Anderson, Frieder, Lacovara, and Mardirossian disclaim beneficial ownership of these securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act of 1934, as amended, Katy’s directors, executive officers and persons beneficially owning more than 10% of Katy’s shares of equity securities must file reports of ownership and changes in ownership with the SEC.  These persons are also required by SEC regulations to furnish Katy with copies of all such forms they file.  Based solely on a review of copies of the Section 16(a) reports furnished to Katy and written representations that no other reports were required, Katy believes that all persons subject to the reporting requirements of Section 16(a) filed the reports on a timely basis for the year ended December 31, 2009.

EXECUTIVE OFFICERS

Name	Age	Principal Occupation and Business Experience During the Past Five Years

Edward D. Carter	45
2008 (October) to Present:  Vice President, Sales and Marketing, Katy
2005 to 2008 (October):  General Manager of Airport Lighting Products, a division of Cooper Crouse-Hinds, a manufacturer of electrical products
2003 to 2005:  Vice President of Sales for Cooper Electronic Technologies, a manufacturer of electrical products

David J. Feldman	51	2008 (April) to Present: Chief Executive Officer, President, and a Director of Katy See further information regarding Mr. Feldman’s business experience within Proposal 1 – Election of Directors
Joseph E. Mata	58
2007 to Present:  Vice President, Human Resources of Continental Commercial Products, LLC, a wholly-owned subsidiary of Katy
2005 to 2007:  Vice President, Human Resources, Katy
2001 to 2005:  Corporate Director, Human Resources, Katy
1995 to 2005:  Vice President, Human Resources of Continental Commercial Products, LLC

Robert D. Redmond (1)	52
2009 (April) to Present:  Vice President, Operations, Katy
2008 (September) to 2009 (April):  Private Investor
2007 (July) to 2008 (September):  President and Chief Operating Officer of Industrial Enterprises of America, a specialty automotive aftermarket packager and supplier
2007 (April) to 2007 (July):  President of Pitt Penn Oil, a division of Industrial Enterprises of America
2006 (May) to 2007 (April):  Vice President, Manufacturing of Chemtura Corporation, a global marketer of specialty chemicals, polymer products and processing equipment
2005 to 2006 (May):  Director of Manufacturing of Bromine and Fluorine Products, a business of Chemtura Corporation

James W. Shaffer	57
2009 (February) to Present:  Vice President, Treasurer, Chief Financial Officer and Secretary, Katy
2008 (October) to 2009 (February):  Vice President, Chief Financial Officer and Secretary, Katy
1999 to 2008 (August):  Vice President, Angelica Corporation, a provider of textile rental products and services and linen management services to the healthcare industry (Chief Financial Officer: 2004 to 2008 (August); Treasurer: 1999 to 2005 and 2007 to 2008 (August))

(1)                In May 2009, Industrial Enterprises of America filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code.

The executive officers of Katy hold office until their successors are elected or appointed by the Board of Directors and duly qualified.  Executive officers elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

EXECUTIVE COMPENSATION

OVERVIEW

Katy’s Compensation Committee determines the objectives of the Company’s compensation program for executives and directors.  The policies and procedures of the Compensation Committee are:

•
To review and approve annually corporate goals and objectives relevant to the Company’s Chief Executive Officer (“CEO”); evaluate the CEO’s performance in light of those goals and objectives; and determine and approve the CEO’s compensation level based on this evaluation;

•
To review and make recommendations to the Board of Directors with respect to the compensation of all directors, officers and other key executives of the Company.  This includes the review and approval annually, for the CEO and the senior executives of the Company, of (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements and change in control agreements, and (e) any special or supplemental benefits;

•	To make recommendations to the Board of Directors with respect to non-CEO compensation, incentive-compensation plans and equity-based plans; and

•	To prepare any report on executive compensation as required by the Securities and Exchange Commission (“SEC”).

        Katy’s compensation programs are designed to attract, retain and motivate its executive officers and other employees, to match annual and long-term cash and stock incentives to achievement of measurable corporate, business unit and individual performance objectives and to align executives’ incentives with those of shareholders.  We believe that in the long run, positive earnings growth has the highest correlation with long-term equity value.  As a result, the primary objective of our compensation program is to increase the overall equity value of the Company by rewarding sustainable growth in earnings.  In this context, we seek to offer total compensation packages at levels we consider to be competitive in the marketplace in which we compete.  We further seek to establish a compensation program that fosters a team approach to Company profit improvement and provides higher levels of bonus compensation to more senior executives to illustrate the financial rewards of promotion.

EXECUTIVE OFFICER EMPLOYMENT ARRANGEMENTS

David J. Feldman

On April 7, 2008, the Board of Directors announced the appointment of David J. Feldman as President and Chief Executive Officer, effective April 21, 2008.  Mr. Feldman was also appointed as a member of the Board of Directors, as well as a member of the Executive Committee of the Board of Directors, effective April 21, 2008.

The Company entered into an employment agreement with Mr. Feldman dated as of April 21, 2008, which provides for a base salary of $400,000 with a target incentive bonus of up to 70% of his base salary.  The receipt of the target incentive bonus is subject to the achievement of performance targets set by the Board of Directors at the beginning of each fiscal year and subject further to the terms of the Company’s management incentive plan.  The amount of the target incentive bonus awarded is determined by the Board of Directors based upon achievement of the pre-established performance targets.  For 2008 only, payment of Mr. Feldman’s entire annual target incentive bonus of $280,000 was guaranteed.  Mr. Feldman is also entitled to an automobile at the Company’s expense or an automobile allowance not to exceed $1,500 per month and a country club membership not to exceed $10,000 per year.  In addition, during 2008, Mr. Feldman was entitled to a one-time lump sum payment not to exceed $10,000 as reimbursement for closing costs in connection with his purchase of a residence in the St. Louis, Missouri metropolitan area, as well as reimbursement for reasonable legal fees incurred with respect to the negotiation and preparation of his employment agreement.

Pursuant to his employment agreement, Mr. Feldman was granted 750,000 stock options, with an exercise price equal to the closing market price on the first day of his employment, to purchase common stock of the Company, vesting in three equal installments on the first, second and third anniversaries of the date of grant.  The option grant includes anti-dilution provisions that under certain circumstances could increase the number of options granted to Mr. Feldman.

Mr. Feldman’s employment agreement includes guaranteed severance payments in the event of his death or disability, termination without cause, a change of control, or if he leaves our employment for good reason.  Mr. Feldman's compensation package will provide him with severance payments of between 12 and 18 months of his base salary in effect on the date of termination of his employment upon our termination without cause or his termination for good reason, each as defined in the employment agreement.  The compensation package will also provide Mr. Feldman with severance payments of 24 months of his base salary in effect on the date of termination in the event of a change of control which results in Mr. Feldman’s termination either at the time of the change of control or within 6 months after the change of control.  In addition, a change of control would accelerate the vesting of Mr. Feldman's unvested options.

The employment agreement also includes provisions prohibiting Mr. Feldman from competing with the Company or soliciting its employees for a period of 18 months following the termination of his employment.  Mr. Feldman would be required to execute a general release in our favor prior to receiving the severance payments.

James W. Shaffer

On October 27, 2008, the Company entered into a letter agreement with James W. Shaffer pursuant to which Mr. Shaffer was appointed Vice President and Chief Financial Officer of the Company, effective immediately.  Effective February 4, 2009, the Board of Directors of the Company also appointed Mr. Shaffer as Treasurer of the Company.  The Compensation Committee of the Board of Directors of the Company approved a compensation package for Mr. Shaffer that provides for a base salary of $230,000 with a target incentive bonus of up to 50% of his base salary.  The receipt of the target incentive bonus is subject to the achievement of performance targets set by the Board of Directors at the beginning of each fiscal year and subject further to the terms of the Company’s management incentive plan.  The amount of the target incentive bonus awarded is determined by the Board of Directors based upon achievement of the pre-established performance targets.  For 2008 only, approximately $20,000 of Mr. Shaffer’s target incentive bonus was guaranteed.  Mr. Shaffer is also entitled to an automobile allowance of $600 per month.

Pursuant to his letter agreement, Mr. Shaffer was granted 125,000 stock options, with an exercise price equal to the closing market price on the first day of his employment, to purchase common stock of the Company, vesting in three equal installments on the first, second and third anniversaries of the date of grant.

Mr. Shaffer's compensation package includes guaranteed severance payments equal to 12 months of his base salary in effect on the date of termination of his employment upon our termination without cause, as defined in the employment letter agreement.  The letter agreement also includes provisions prohibiting Mr. Shaffer from competing with the Company or soliciting its employees for a period of 12 months following the termination of his employment.

Robert D. Redmond

On March 31, 2009, the Company entered into a letter agreement with Robert D. Redmond pursuant to which Mr. Redmond was appointed Vice President – Operations of the Company, which appointment became effective upon approval of the Board of Directors on April 13, 2009.  The Compensation Committee of the Board of Directors of the Company approved a compensation package for Mr. Redmond that provides for a base salary of $240,000 with a target incentive bonus of up to 50% of his base salary.  The receipt of the target incentive bonus is subject to the achievement of performance targets set by the Board of Directors at the beginning of each fiscal year and subject further to the terms of the Company’s management incentive plan.  The amount of the target incentive bonus awarded is determined by the Board of Directors based upon achievement of the pre-established performance targets.  Mr. Redmond is also entitled to an automobile allowance of $600 per month.  In addition, during 2009, Mr. Redmond was entitled to a one-time signing bonus of $5,000 as well as moving expense reimbursement pursuant to the Company’s policy.

Pursuant to his letter agreement, Mr. Redmond was granted 125,000 stock options, with an exercise price equal to the closing market price on the first day of his employment, but not less than $1.00, to purchase common stock of the Company, vesting in three equal installments on the first, second and third anniversaries of the date of grant.

Mr. Redmond's compensation package includes guaranteed severance payments equal to 6 months of his base salary in effect on the date of termination of his employment upon our termination without cause, as defined in the employment letter agreement.  The letter agreement also includes provisions prohibiting Mr. Redmond from competing with the Company or soliciting its employees for a period of 6 months (or, if termination of employment occurs as a result of or within 6 months following a Change in Control, 12 months) following the termination of his employment.

                EXECUTIVE COMPENSATION POLICY

                               Compensation Program Components

Annual compensation for Katy’s Chief Executive Officer and other executive officers (including the executive officers whose compensation is summarized in the Summary Compensation Table below (the “Named Executive Officers”)) consists of two cash compensation components:  base salary and annual cash bonuses.  A third component, stock options and stock appreciation rights (“SARs”), is currently used to attract and retain key employees.

These elements are designed to reward corporate and individual performance.  Corporate performance is generally measured by reference to earnings before interest, taxes, depreciation and amortization (“EBITDA”) levels, certain operational metrics and adherence to corporate values. Individual performance is evaluated based on individual expertise, ethics and achievement of personal performance commitments.  We have no pre-established policy or target for allocation between cash and non-cash components.

Base Salary.  The base salaries for our executives are fixed annually and reflect job responsibilities, the Compensation Committee’s judgments of experience, effort and performance, and Katy’s financial and market performance (in light of the competitive environment in which Katy operates).  The base salary is also designed to provide our executive team with steady cash flow during the course of the year that is not contingent on short term variation in our operating performance.  Annual base salaries are also influenced by comparable companies’ compensation practices, as determined by Compensation Committee members and their experiences with other companies, so that Katy remains reasonably competitive in the market.  However, it is not the practice of Katy’s Compensation Committee to hire any outside consulting firms to confirm the compensation practices of comparable companies or to assess the Committee’s own policies and practices.  While competitive pay practices are important, the Compensation Committee believes that the most important considerations are individual merit and Katy’s financial and market performance.  In considering Katy’s financial and market performance, the Compensation Committee reviews, among other things, net income, cash flow, EBITDA, working capital, revenues and share price performance relative to historical performance.

The base salaries for Katy’s executive officers for the year ended December 31, 2009 were generally established in April 2009, or upon offer of employment, by considering the performance and contribution of each officer.

Annual Bonuses.  The annual cash bonuses we offer to our executive officers are intended to provide incentives to achieve performance targets established by the Board of Directors each year for the Company.  Evaluation of the Company’s performance is based on the achievement of pre-established EBITDA goals.

Each year, the Compensation Committee establishes a potential bonus payout for each officer that is expressed as a percentage of the officer’s base salary.  For 2009, the bonus targets as a percentage of base salary for the Named Executive Officers were as follows:  David J. Feldman – 70%, James W. Shaffer – 50% and Robert D. Redmond – 50%.  An employee achieves the target bonus opportunity if the Company meets 100% of pre-established performance goals.  A higher or lower bonus is earned if performance exceeds or falls short of the target levels.  For 2009, any bonuses earned represent attainment of these goals.

Cash bonuses, as opposed to equity grants, are designed to more immediately reward annual performance against the key performance metrics for the Company.  We believe that cash bonuses are an important factor in motivating our management team as a whole and as individual executives, in particular, to perform at their highest level toward achievement of established goals.  We also believe establishing cash bonus opportunities are an important factor in both attracting and retaining the services of qualified executives.

Stock Options and Stock Appreciation Rights.  The third compensation component is a stock option program, implemented through individual stock option plans, and a SAR program, implemented under the Company’s 2002 Stock Appreciation Rights Plan.  Under Katy’s current SAR program, the Board of Directors may provide compensation in the form of stock appreciation rights.  The Compensation Committee believes that the stock option and SAR programs should be used to attract and retain key employees.  We further believe that the vesting features of our stock option and SAR programs provide an incentive for our executive officers to remain in our employment during the vesting period.

 The awards are granted on the first date of employment at the exercise price of the Company’s common stock at the close of business on the first date of employment.  During 2009, stock options were granted to Mr. Redmond per his employment terms as described above.  No other stock options and no SARs were granted to Named Executive Officers during 2009.

                                Other Benefits

We believe establishing competitive benefit packages for our employees, including our management team, is an important factor in attracting and retaining highly qualified personnel.  Our benefit plans, such as our group health plan, are generally not performance-based and offer our employees affordable access to health care and the sense of security that accompanies that type of access.  We also offer our management team a 401(k) plan with a company match that encourages the saving of money for retirement and other permissible needs on a tax-deferred basis.

In 1993, the Company established a Supplemental Retirement and Deferral Plan (the “Supplemental Deferral Plan”) for certain officers and employees of the Company, which allowed participants to voluntarily defer up to 100% of their annual bonus and up to 50% of their base salary until retirement or termination of employment, as well as be eligible to participate in a profit sharing arrangement.  Effective February 1, 2002, the Supplemental Deferral Plan was temporarily suspended with respect to deferrals and contributions.  On August 1, 2008, the Company amended the Supplemental Deferral Plan to remove the suspension and permit deferrals.  Participants can withdraw from the Supplemental Deferral Plan upon the latter of age 62 or termination from the Company.  The obligation created by this plan is partially funded.  Assets are held in a rabbi trust and Katy invests the voluntary deferrals and profit sharing allocations at the employee’s election in several investment alternatives offered by Katy.  Gains and/or losses are earned by the participant.  For the unfunded portion of the obligation, interest is accrued at 4% each year.  As of December 31, 2009, no Named Executive Officers were participating in the Supplemental Deferral Plan.

Termination Events

We believe providing our executives with severance benefits under certain circumstances provides them with a sense of security while devoting their professional career to our Company.  Employment arrangements with our executives typically include guaranteed severance payments in the event of termination without cause or a change of control event.

As a general matter, we have defined “cause” to include (i) willful failure or neglect to perform the assigned duties; (ii) the conviction of a felony, embezzlement or improper use of corporate funds by the employee; or (iii) self dealing detrimental to the Company or any attempt to obtain personal profit from any transaction in which the Company has an interest.  We have defined “change of control” to include (i) a sale of 100% of Katy’s outstanding capital stock, (ii) a sale of all or substantially all of Katy’s operating subsidiaries or assets or (iii) a transaction or transactions in which any third party acquires Katy stock in an amount greater than that held by KKTY Holding Company, LLC and in which KKTY Holding Company, LLC relinquishes its right to nominate a majority of the candidates for election to the Board of Directors.

The executive would be required to execute a general release in our favor prior to receiving the severance payments.  The employment arrangement would terminate automatically upon the executive’s death, and we may terminate the employment if he or she becomes totally disabled.  In addition, we may terminate the employment for any other reason with or without cause.

Perquisites

As a general matter, we do not offer any perquisites to any executive officer with an aggregate value in excess of $25,000 annually because we believe we can better incent desired performance by directing compensation in the forms described above.  However, we recognize that, from time to time, it may be appropriate to provide certain perquisites in order to help motivate and retain our executives.  For example, we have agreed to reimburse our Chief Executive Officer for automobile use (in lieu of a company vehicle).

                                Role of Executive Officers

The Chief Executive Officer recommended to the Compensation Committee compensation for the other Named Executive Officers.  Mr. Feldman was not involved in determining his own compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for our Named Executive Officers for services rendered in all capacities to the Company in fiscal years 2009 and 2008.

		Salary	Bonus	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)

David J. Feldman	2009	$415,385	$110,000	$-	$55,456	$580,841
President and	2008	$269,231	$280,000	$655,000	$55,241	$1,259,472
Chief Executive Officer

Robert D. Redmond	2009	$175,385	$43,000	$99,584	$60,397	$378,366
Vice President, Operations	2008	$-	$-	$-	$-	$-

James W. Shaffer	2009	$238,846	$60,000	$-	$16,360	$315,206
Vice President, Treasurer and	2008	$35,385	$20,795	$120,833	$1,600	$178,613
Chief Financial Officer

(1)
The value of the awards shown in the table represents the aggregate grant date fair value of awards granted during the year calculated in accordance with FASB ASC Topic 718.  For a discussion of valuation assumptions, see Note 2 to the Company’s consolidated financial statements included in the 2009 Annual Report on Form 10-K.

(2)
The figures for the years ended December 31, 2009 and 2008 include employer contributions to the Named Executive Officers’ 401(k) retirement accounts, automobile and other allowances, and non-cash compensation in the form of group term life insurance.  Mr. Feldman’s figure for 2009 includes $11,966 of commuting expenses.  Mr. Redmond’s figure for 2009 includes $51,497 of relocation expenses.

                OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table provides information concerning unexercised options and stock appreciation rights for each Named Executive Officer outstanding as of December 31, 2009.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

David J. Feldman	500,000	(a)	250,000	(a)	$1.20	04/21/18
Robert D. Redmond	41,667	(b)	83,333	(b)	$1.00	04/13/19
James W. Shaffer	41,667	(c)	83,333	(c)	$1.16	10/27/18

(a) Two-thirds of the award vested ratably on April 21, 2009 and 2010, respectively, and one-third of the award will vest on April 21, 2011.
(b) One-third of the award vested ratably on April 13, 2010, and two-thirds of the award will vest on April 13, 2011 and 2012, respectively.
(c) One-third of the award vested ratably on October 27, 2009, and two-thirds of the award will vest on October 27, 2010 and 2011, respectively.

AUDIT COMMITTEE REPORT

The Audit Committee acts pursuant to a written charter, of which a current copy is available on the Company’s website at www.katyindustries.com.  As set forth in more detail in the charter, the Audit Committee’s primary responsibilities are focused on four broad categories:

1.	Recommend to the Board of Directors the appointment of the independent registered public accounting firm;

2.	Consult with management or the independent registered public accounting firm regarding the audit scope and the audit plan;

3.	Review and approve company financial statements; and

4.	Review with management and the independent registered public accounting firm the adequacy of internal controls.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2009 with management and UHY LLP, and has discussed with UHY LLP the matters required to be discussed under standards of the Public Company Accounting Oversight Board (United States) and by Statement on Auditing Standards No. 61, as amended, (Communications with Audit Committees).  In addition, the Audit Committee has reviewed and discussed with management and UHY LLP management’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.  The Audit Committee has received the written disclosures and the letter from UHY LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with UHY LLP its independence from Katy and the Company’s management.  Additionally, the Audit Committee met exclusively with UHY LLP in an executive session at each Audit Committee meeting.  Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Katy’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Daniel B. Carroll (Chairman)
Christopher Lacovara
William F. Andrews

The Audit Committee Report shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company’s 2009 Annual Report to Stockholders, its Annual Report on Form 10-K for the year ended December 31, 2009 or any other filings with the SEC.

OTHER INFORMATION

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other parties interested in communicating directly with the entire Board of Directors or the non-management directors as a group may do so by writing to Chairman of the Board of Directors, Katy Industries, Inc., 305 Rock Industrial Park Drive, Bridgeton, MO 63044.

PROPOSALS OF STOCKHOLDERS FOR 2011 ANNUAL MEETING

Any stockholder proposals intended to be presented at our 2011 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be addressed to Katy Industries, Inc., 305 Rock Industrial Park Drive, Bridgeton, MO 63044, Attention:  Secretary, and must be received by us on or prior to December 31, 2010 in order to be considered for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

Stockholder proposals brought before the 2011 annual meeting of stockholders other than in accordance with Rule 14a-8 must satisfy certain additional requirements and procedures set forth in our bylaws in order to be considered at the meeting.  Under our bylaws, a stockholder proposal or nomination for election to the Board of Directors intended to be brought before the 2011 annual meeting must be received by the Secretary in writing not less than 50 days or more than 90 days prior to the 2011 annual meeting, provided that if less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, such stockholder proposal or nomination may be received as late as the tenth day following the day on which such notice was mailed or public disclosure was made.  A nomination or proposal that does not comply with such requirements and procedures will be disregarded.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no matters to be presented at the annual meeting other than the proposals noted in this Proxy Statement.  However, if other matters properly come before the annual meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.

HOUSEHOLDING

Unless we have received contrary instructions, the Company may send a single copy of its Annual Report, Proxy Statement and notice of annual meeting to any household at which two or more stockholders reside if the Company believes the stockholders are members of the same family.  Each stockholder in the household will continue to receive a separate proxy card.  This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses.

If you would like to receive your own set of the Company’s annual disclosure documents this year or in future years, follow the instructions described below.  Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of the Company’s annual disclose documents, follow these instructions:

If your shares are registered in your own name, please contact Katy’s corporate offices at 305 Rock Industrial Park Drive, Bridgeton, Missouri, 63044, Attn: Secretary, or by telephone at (314) 656-4321, and inform us of your request.

If a bank, broker or other nominee holds your shares please contact your bank, broker or other nominee directly.

ANNUAL REPORT ON FORM 10-K

Upon written request to our corporate office at 305 Rock Industrial Park Drive, Bridgeton, MO 63044, stockholders will be furnished without charge a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, including the financial statements and the schedules thereto.  A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K.  Any of the exhibits may be obtained by referring to the filings referenced in the exhibit listing, any of which may be obtained at the SEC’s website, www.sec.gov, or by written request to the Secretary.

Bridgeton, Missouri
April 23, 2010

## YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

**We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.**

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

# KATY INDUSTRIES, INC.

**INTERNET**
**http://www.proxyvoting.com/katy**
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

**OR**

**TELEPHONE**
**1-866-540-5760**
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

**Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.**

73341

▼ FOLD AND DETACH HERE ▼

A vote FOR proposals 1 and 2 is recommended by the Board of Directors.

Please mark your votes as indicated in this example [X]

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 and 2.

| | FOR ALL | WITHHOLD FOR ALL | *EXCEPTIONS |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

Nominees:

01 Robert M. Baratta
02 Daniel B. Carroll
03 Wallace E. Carroll, Jr.
04 David J. Feldman

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ______________________________

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. To ratify the selection of UHY LLP as the independent public accountants of Katy. | ☐ | ☐ | ☐ |

Please check this box if you plan to attend the annual meeting. ☐

Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

## *You can now access your Katy Industries, Inc. account online.*

Access your Katy Industries, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Katy Industries, Inc., now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form

***Visit us on the web at http://www.bnymellon.com/shareowner/isd***
***For Technical Assistance Call 1-877-978-7778 between 9am-7pm***
***Monday-Friday Eastern Time***

***Investor ServiceDirect®***
***Available 24 hours per day, 7 days per week***
**TOLL FREE NUMBER: 1-800-370-1163**

Choose **MLink℠** for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to **Investor ServiceDirect®** at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

# KATY INDUSTRIES, INC.

## PROXY FOR ANNUAL MEETING OF STOCKHOLDERS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David J. Feldman and James W. Shaffer, and each of them, proxies, each with full power of substitution, to represent the undersigned and to vote all the shares of the common stock of Katy Industries, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders of Katy Industries, Inc. to be held at the Holiday Inn Mt. Kisco, located at One Holiday Inn Drive, Mt. Kisco, New York on June 9, 2010 at 9:00 a.m., local time, and at any postponement or adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in Katy's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon any other matters as may properly come before the meeting and any postponement or adjournment thereof. If both Mr. Feldman and Mr. Shaffer are unable to serve in such capacity, for any reason, the undersigned hereby appoints their respective designees to act in such capacity. The undersigned hereby acknowledges receipt of Katy's 2009 Annual Report.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

| Address Change/Comments (Mark the corresponding box on the reverse side) |
| --- |
| |

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

73341